Exhibit 10.2 SILVACO GROUP, INC. 2024 STOCK INCENTIVE PLAN NOTICE OF RESTRICTED STOCK UNIT AWARD You have been granted the following Restricted Stock Units (the “Restricted Stock Units”, “RSUs” or this “Award”) representing shares of Common Stock of Silvaco Group, Inc. (the “Company”) under the Silvaco Group, Inc. 2024 Stock Incentive Plan (as may be amended from time to time, the “Plan”): Name of Recipient: [Name of Recipient] Grant Date: [Date of Grant] Total Number of Shares Subject to Restricted Stock Units: [Total Shares] Vesting Commencement Date: [Vesting Commencement Date] Vesting Schedule: Twenty-five percent (25%) of the Total Number of Shares Subject to Restricted Stock Units shall vest on one-year anniversary of the Vesting Commencement Date, and on each subsequent three (3) month anniversary of the Vesting Commencement Date (continuing for three years from the one year anniversary of the Vesting Commencement Date) an additional 1/16th of the Total Number of Shares Subject to Restricted Stock Units will satisfy this requirement; in each case subject to your continued Service through such date. By your written signature below (or your electronic acceptance) and the signature of the Company’s representative below, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, this Notice of Restricted Stock Unit Grant and the Restricted Stock Unit Agreement, including any special terms for Participants outside of the United States (“U.S.”) (collectively, this “Agreement”), each of which are attached to and made a part of this document. By your written signature below (or your electronic acceptance), you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail. Should you electronically accept this Agreement, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” You acknowledge and agree that (i) you have carefully read, fully understand and agree to all of the terms and conditions described in this Notice of Restricted Stock Unit Award, the attached Restricted Stock Unit Agreement and the Plan and (ii) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to these RSUs prior to signing (or electronically accepting) this Notice of Restricted Stock Unit Award and that you have either consulted such counsel or voluntarily declined to consult such counsel. RECIPIENT SILVACO GROUP, INC. Recipient’s Signature Recipient’s Printed Name By: Name: Title: